                                                                    EXHIBIT 4.20


                          REGISTRATION RIGHTS AGREEMENT


                                 BY AND BETWEEN


                        AMERICA WEST HOLDINGS CORPORATION

                             AS THE ISSUER, AND THE


                        WARRANT HOLDER REFERRED TO HEREIN


                    WARRANTS TO PURCHASE CLASS B COMMON STOCK


                          DATED AS OF JANUARY 18, 2002

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of January 18, 2002 by and between AMERICA WEST HOLDINGS CORPORATION, a Delaware corporation (the "COMPANY"), and the Warrant Holder (as hereinafter defined).

         WHEREAS, the Company and the Warrant Holder have entered into certain agreements; and

         WHEREAS, in order to induce the Warrant Holder to enter into such agreements with the Company, the Company agreed to issue to the Warrant Holder the Warrants (as hereinafter defined) and to provide the registration rights set forth in this Agreement to the Warrant Holder and its direct and indirect transferees.

         The parties hereby agree as follows:

         SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         AFFILIATE: An affiliate of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

         AGREEMENT: This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

         BUSINESS DAY: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         CLOSING DATE:  January 18, 2002.

         COMMON STOCK: The class B common stock, par value $0.01 per share, of the Company or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         COMPANY: America West Holdings Corporation, a Delaware corporation, and any successor entity thereto.


                                       1.

         EFFECTIVENESS TARGET DATE: The 240th day after the date of this Agreement.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         FILING DATE:  The 120th day after the date of this Agreement.

         HOLDER:  Each owner of any Registrable Securities.

         NOTICE AND QUESTIONNAIRE: The form of Notice and Questionnaire attached hereto as EXHIBIT A, as reasonably amended, supplemented, or otherwise modified from time to time by the Company upon reasonable notice to the Holders.

         PROSPECTUS: The prospectus included in the Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the resale of any of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

         REGISTRABLE SECURITIES: The shares of Common Stock issued or issuable upon exercise of the Warrants (including any shares of Common Stock issued or issuable thereon upon any stock split, stock combination, stock dividend or the like or as a result of any anti-dilution adjustments under the Warrants), upon original issuance thereof and at all times subsequent thereto, and associated related rights, if any, until the earliest of (i) the date on which the resale thereof has been effectively registered under the Securities Act and such securities have been disposed of in accordance with the Registration Statement relating thereto, (ii) the date on which such securities have been distributed to the public pursuant to Rule 144 or are saleable pursuant to paragraph (k) of Rule 144 or (iii) the date on which such securities cease to be outstanding.

         REGISTRATION STATEMENT: Any registration statement of the Company filed with the SEC pursuant to the Securities Act that covers the resale of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus (including pre- and post-effective amendments), all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

         REQUIRED HOLDERS: Holders of more than 50% of the Registrable Securities. For purposes of the preceding sentence, Registrable Securities owned, directly or indirectly, by the Company or its Affiliates (other than persons who are Affiliates solely by virtue of being holders of the Registrable Securities) shall not be deemed outstanding.

         REQUISITE INFORMATION:  As defined in Section 2(d) hereof.

         RULE 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.


                                       2.
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         RULE 144A: Rule 144A promulgated by the SEC pursuant to the Securities
Act, as such rule may be amended from time to time, or any successor rule or regulation.

         RULE 415: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

         RULE 424: Rule 424 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

         RULE 430A: Rule 430A promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

         SEC: The Securities and Exchange Commission, or any successor governmental agency or authority thereto.

         SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         TRANSFER AGENT: The registrar and transfer agent for the Company's Common Stock.

         WARRANTS: The warrants issued to the Air Transportation Stabilization Board to purchase 18,754,000 shares of Common Stock.

         WARRANT HOLDER: The initial holder of the Warrants set forth on
Schedule I hereto.

         SECTION 2.        REGISTRATION STATEMENT.

                  (a) REGISTRATION UNDER THE SECURITIES ACT. The Company, at its own expense, agrees to file with the SEC as soon as reasonably practicable, but in no event later than the Filing Date, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Common Stock constituting Registrable Securities. The Registration Statement shall be on Form S-3 under the Securities Act or another appropriate form selected by the Company permitting registration of such Registrable Securities for resale by the Holders in the manner or manners reasonably designated by such Holders. The Company shall use best efforts to cause the Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable following the filing thereof, but in no event later than the Effectiveness Target Date, and to keep such Registration Statement continuously effective under the Securities Act until all of the securities covered by such Registration Statement cease to be Registrable Securities.

                  (b) PIGGYBACK REGISTRATION RIGHTS. The Company shall afford each Holder of Registrable Securities the opportunity to include such Registrable Securities in any registration statement filed for purposes of a public offering of securities of the Company made on a continuous basis pursuant to Rule 415 (other than registration statements for which the Company has contractually agreed not to grant such rights), including any registration statement filed by the Company to register for resale its outstanding 7.5% Convertible Senior Notes due 2009. Each Holder desiring to include the Registrable Securities held by it in any such registration statement shall notify the Company in writing within 15 days after receipt of notice


                                       3.

from the Company of its intent to file such a registration statement. If a Holder decides not to include all of the Registrable Securities held by it in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements (other than registration statements for which the Company has contractually agreed not to grant such rights) as may be filed by the Company with respect to offerings of its securities made on a continuous basis pursuant to Rule 415, all upon the terms and conditions set forth herein.

                  (c) SUPPLEMENTS AND AMENDMENTS. The Company shall use best efforts to keep any Registration Statement continuously effective by supplementing and amending such Registration Statement if so required by the rules, regulations or instructions applicable to the registration form used for such Registration Statement, if required by the Securities Act or if reasonably requested by the Required Holders or by any underwriter of such Registrable Securities. If the Registration Statement under Section 2(a) ceases to be available for use by the Holders because the Company no longer qualifies to use such form of registration statement, the Company shall be required to file, as promptly as reasonably practicable, a new Registration Statement on an appropriate form and its obligations hereunder shall continue to apply in all respects.

                  (d) SELLING SECURITYHOLDER INFORMATION. Each Holder wishing to sell Registrable Securities pursuant to a Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire, in a timely manner, that confirms such Holder's agreement to be bound by the terms of this Agreement and includes such information regarding it and the distribution of its Registrable Securities as is required by law to be disclosed by the Holder in the Registration Statement (the "Requisite Information") to the Company prior to any intended distribution of Registrable Securities under the Registration Statement. The Company shall not be required to include in the Registration Statement and related Prospectus the Registrable Securities of any Holder that does not provide the Company with a Notice and Questionnaire in accordance with this Section 2(d). If such completed Notice and Questionnaire is received by the Company before 10 days prior to the effective date of a Registration Statement, such Holder shall be entitled to have its Registrable Securities included in such Registration Statement at the effective date thereof. If such completed Notice and Questionnaire is received thereafter, the Company will use best efforts to include such Holder's Registrable Securities as promptly as reasonably practicable thereafter, subject to the last two sentences of the next paragraph.

Subject to the last two sentences of this paragraph, the Company shall use best efforts to file, as soon as practicable after the receipt of a Notice and Questionnaire from any Holder that includes the Requisite Information or any changes in the Requisite Information with respect to such Holder (including, without limitation, any changes in the plan of distribution), a Prospectus supplement pursuant to Rule 424 or otherwise amend or supplement such Registration Statement to include in the Prospectus the Requisite Information as to such Holder (and the Registrable Securities held by such Holder), and the Company shall provide such Holder a copy of such Prospectus as so amended or supplemented containing the Requisite Information in order to permit such Holder to comply with the Prospectus delivery requirements of the Securities Act in a timely manner with respect to any proposed disposition of such Holder's Registrable Securities and to file the same with the SEC. Each Holder requesting registration hereunder shall promptly notify the Company of any material changes to the Requisite Information contained in the Notice


                                       4.

and Questionnaire provided to the Company by such Holder. Notwithstanding the foregoing, following the effective date of any Registration Statement, the Company shall not be required to file more than one such supplement or post-effective amendment to reflect changes in the amount of Common Stock constituting Registrable Securities held by any particular Holder at the request of such Holder in any 30-day period. The Company may take reasonable steps to aggregate the addition of Registrable Securities of more than one Holder for purposes of filing amendments to any Registration Statement or supplements to the Prospectus so as to reduce the need for multiple amendments or supplements; provided that the Company shall not use this sentence to delay the filing of any amendment or supplement beyond any such 30-day period.

                  (e) MATERIAL EVENTS; SUSPENSION OF SALES. Notwithstanding the provisions contained in this Section 2, with respect to any Registration Statement, the Company may (for a period not to exceed 60 consecutive days, and not in any event to exceed 90 days in the aggregate during any 12 month period) suspend use of such Registration Statement at any time if (and for so long as) the continued effectiveness thereof would require the Company to disclose a material financing, acquisition, other transaction or other material non-public information, which disclosure the Board of Directors of the Company shall have determined in good faith is not in the best interests of the Company and the Company's stockholders. The Company shall notify each registered Holder, the Transfer Agent and the managing underwriters, if any, that the use of the Prospectus is to be suspended until the Company shall deliver a written notice that the use of the Prospectus may be resumed. During such suspension, the use of the Prospectus shall be suspended, and the Company shall not be required to maintain the effectiveness of, or amend or update the Registration Statement, or amend or supplement the Prospectus.

                  (f) ADDITIONAL AGREEMENTS OF HOLDERS. Each Holder agrees not to dispose of Registrable Securities pursuant to any Registration Statement without complying with the prospectus delivery requirements under the Securities Act and the provisions of paragraph (e) above regarding use of the Prospectus. Each Holder further agrees that it will comply fully with applicable federal and state securities laws in connection with the distribution of any Registrable Securities pursuant to the Registration Statement. Each Holder further acknowledges having been advised by the Company that applicable federal securities laws prohibit Holders from trading in securities of the Company at any time while in possession of material non-public information about the Company.

         SECTION 3. REGISTRATION PROCEDURES. In connection with the Company's registration obligations hereunder, the Company shall effect such registrations on the appropriate form selected by the Company to permit the resale of Registrable Securities in accordance with the Holder's intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably possible:

                  (a) Furnish to the Holders and the managing underwriters, if any, copies of all such documents proposed to be filed (excluding, unless requested, those documents incorporated or deemed to be incorporated by reference and then only to the Holder who so requested) and use its commercially reasonable efforts to reflect in each such document, when so filed with the SEC, such comments as the Holders may reasonably propose. The Company shall not file any such Registration Statement or related Prospectus or any amendments or supplements thereto (excluding any document that would be incorporated or deemed incorporated by reference) to


                                       5.

which the Holder or the managing underwriters, if any, shall reasonably object in writing (by hand-delivery, courier guaranteeing overnight delivery or telecopy) within five Business Days after the receipt of such documents. Notwithstanding the foregoing, the Company shall not be required to furnish to the Holders or the managing underwriters, if any, any amendments or supplements to the Registration Statement or Prospectus filed solely to reflect changes to the amount of Common Stock constituting Registrable Securities held by any particular Holder or immaterial revisions to the information contained therein.

                  (b) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period set forth in Section 2(a) hereof; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and Prospectus during such period in accordance with the intended method or methods of disposition by the Holder set forth in such Registration Statement as so amended or in such Prospectus as so supplemented including, without limitation, the filing of any Prospectus supplement pursuant to Rule 424 in order to add or change any selling security holder information (including any such supplements or amendments pursuant to Section 2(d) hereof, provided such Holder to which such change applies complies with the Requisite Information requirements of Section 2(d) hereof in a timely manner).

                  (c) Notify the Holders and the managing underwriters, if any, promptly and, if requested by any such person, confirm such notice in writing:

                  (i) (A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed and (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective;

                  (ii) of any written comments from the SEC with respect to any filing and of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information related thereto;

                  (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                  (iv) of the receipt by the Company of any notification with respect to the suspension of qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

                  (v) of the existence of any fact or the happening of any event that makes any statement of material fact made in such Registration Statement or related Prospectus


                                       6.

untrue in any material respect, or that requires the making of any changes in such Registration Statement or Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                  (vi) of the determination by the Company that a post effective amendment to the Registration Statement will be filed with the SEC.

         (d) Use commercially reasonable efforts to obtain the withdrawal of any stop order or order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

         (e) If reasonably requested by the Required Holders, or managing underwriters, if any, to:

                  (i) promptly include in a Prospectus supplement or post-effective amendment such information as the Required Holders or managing underwriters, if any, may reasonably request to be included therein; and

                  (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be included in such Prospectus supplement or post-effective amendment.

         (f) Furnish to each Holder who so requests, and each managing underwriter, if any, without charge, at least one copy of the Registration Statement and each amendment thereto (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder or any managing underwriter and then only to the person who so requested).

         (g) Deliver to each Holder and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such persons may reasonably request; and, unless the Company shall have given notice to such Holder or underwriter pursuant to Section 2(e), the Company hereby consents to the use of such Prospectus, and each amendment or supplement thereto, by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

         (h) Prior to any public offering of Registrable Securities, use all reasonable efforts to register or qualify, or cooperate with the Holders of Registrable Securities to be sold or tendered or the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such


                                       7.

jurisdictions within the United States as any Holder or underwriter reasonably requests in writing, keep each such registration or qualification (or exemption therefrom) effective during the period the Registration Statement is required to be kept effective and do any and all other acts or things legally necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject.

         (i) In connection with any sale or transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Holders and the managing underwriters, if any, to
(i) facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends, unless required by applicable securities laws and (ii) enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request at least two Business Days prior to any sale of Registrable Securities.

         (j) Use best efforts to cause the offering of the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the Holder or managing underwriter, if any, to consummate the disposition of such Registrable Securities; provided, however, that the Company shall not be required to register the Registrable Securities in any jurisdiction that would require the Company to qualify to do business in any jurisdiction where it is not then so qualified, subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject.

         (k) Upon the occurrence of any event contemplated by Section 3(c)(v) hereof, as promptly as reasonably practicable (subject to any suspension of sales pursuant to Section 2(e) hereof), prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except, upon occurrence of an event contemplated by paragraph (v) of Section 3(c) above, to the extent that the Company determines in good faith that the disclosure of such event at such time would not be in the best interests of the Company and the Company's stockholders provided that any such delay in disclosure pursuant to this Section 3(k) shall be considered a suspension of the Registration Statement subject to the limitation in Section 2(e)).

         (l) Subject to the provisions of Section 7, enter into such agreements (including any underwriting agreements in form, scope and substance as may be reasonably requested and as are customary in underwritten offerings) and take all such other appropriate actions in connection therewith (including those reasonably requested by the managing


                                       8.

underwriters, if any, or the Holders of a majority in interest of the Registrable Securities being sold) in order to expedite or facilitate the sale of such Registrable Securities. In connection with any underwritten offering, the Company will:

                  (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested;

                  (ii) obtain, as may reasonably be required, opinions of counsel to the Company (which may include in-house counsel) and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, addressed to each selling Holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings (including any such matters as may be reasonably requested by such underwriters));

                  (iii) obtain, as may reasonably be required, customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed (where reasonably possible) to each selling Holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and

                  (iv) deliver such documents and certificates as may be reasonably requested by the Holders of majority in interest of the Registrable Securities being sold or the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause
(i) of this Section 3(l) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

         (m) Make available for inspection by a representative of the Holders of Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, consultant or accountant retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (other than records and documents that the Company and its subsidiaries agreed contractually not to disclose and the disclosure of which would violate such contractual arrangement) as they may reasonably request, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information (other than information that the Company and its subsidiaries agreed contractually not to disclose and the disclosure of which would violate such contractual arrangement) in each case reasonably requested by any


                                       9.

such representative, underwriter, attorney, consultant or accountant in connection with such Registration Statement and as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties thereto by one counsel designated by and on behalf of such Holders and other parties and provided further, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company as confidential at the time of delivery or inspection (as the case may be) of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus); (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person; or (iv) such information becomes available to any such person from a source other than the Company and such source is not known to be bound by a confidentiality agreement.

         (n) (i) list all shares of Common Stock covered by any Registration Statements on any securities exchange on which the Common Stock is then listed; or (ii) authorize for quotation on the National Market of the National Association of Securities Dealers Automated Quotation System ("Nasdaq") all Common Stock covered by all such Registration Statements if the Common Stock is then so authorized for quotation.

         (o) Make all reasonable efforts to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD").

         SECTION 4. REGISTRATION EXPENSES. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not any Registration Statement is filed or becomes effective. The fees and expenses referred to in the foregoing sentence shall include:

         (a) all registration, filing, securities exchange listing, rating agency and New York Stock Exchange fees and expenses;

         (b) printing expenses (including, without limitation, printing Prospectuses if the printing of Prospectuses is required by the managing underwriters, if any, or by the Holders of a majority in interest of the Registrable Securities);

         (c)      messenger, copying, telephone and delivery expenses;

         (d)      reasonable fees and disbursements of counsel for the Company;

         (e) fees and disbursements of all independent certified public accountants referred to in Section 3(l)(iii) including, without limitation, the expenses of any special audits or "cold comfort" letters required by Section 3(l)(iii);

         (f) fees and expenses of all other persons retained by the Company;


                                      10.

         (g) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws of all jurisdictions in which the Registrable Securities are to be registered and any legal fees and expenses incurred in connection with the blue sky qualifications of the Registrable Securities and the determination of their eligibility for investment under the laws of all such jurisdictions; and

         (h) the reasonable fees and disbursements incurred by the Holders of the Registrable Securities being registered (including, without limitation, the reasonable fees and disbursements for one counsel or firm of counsel selected by the Holders of a majority in interest of the Registrable Securities being registered).

Notwithstanding anything in this Agreement to the contrary, the Holders shall be responsible for all expenses customarily borne by selling securityholders (including underwriting discounts, commissions and fees and expenses of counsel to the selling Holders to the extent not required to be paid pursuant to clause
(h) above).

         SECTION 5.        INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, such Holder's affiliates, and their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, any Holder, against any and all loss, liability, claim or damage arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim or damage arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not apply to any loss, liability, claim or damage (i) arising from an offer or sale of Registrable Securities occurring during any suspension of sales pursuant to
Section 2(e) (provided that the Company has given to the Holder notice of such suspension prior to such offer or sale), or (ii) if the Holder fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected such untrue statement or omission or alleged untrue statement or omission of a material fact (provided that the Company has delivered to such Holder, or otherwise given notice to such Holder of the existence of, such most recent Prospectus, as supplemented or amended). Any amounts advanced by the Company to an indemnified party pursuant to this Agreement shall be returned to the Company if it shall be finally determined in a judgment by a court of competent jurisdiction not subject to appeal, that such indemnified party was not entitled to indemnification.


                                      11.

                  (b) In connection with the preparation of the Registration Statement in which a Holder of Registrable Securities is participating in furnishing information relating to such Holder of Registrable Securities to the Company for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, each such Holder agrees, severally and not jointly, to indemnify and hold harmless any other Holders of Registrable Securities, the Company, its affiliates and their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such other Holders or the Company within the meaning of either such Section, against any and all loss, liability, claim or damage described in the indemnity contained in subsection
(a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel), for the Holders of Registrable Securities, and all persons, if any, who control the Holders of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, collectively (unless representation of all Holders and such parties by the same counsel would be inappropriate due to actual or potential differing interests between or among them), and (b) the fees and expenses of more than one separate firm (in addition to any local counsel), for the Company and each person, if any, who controls the Company within the meaning of either such Section, and that all fees and expenses payable under (a) and (b) above shall be reimbursed as they are incurred. In the case of any such separate firm for the Holders of Registrable Securities, and control persons of the Holders of Registrable Securities, such firm shall be designated by the Holders of a majority in interest of the Registrable Securities and shall be reasonably acceptable to the Company. In


                                      12.

the case of any such separate firm for the Company and control persons of the Company, such firm shall be reasonably acceptable to the Holders of a majority in interest of the Registrable Securities. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnified party shall, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto).

                  (d) If the indemnification to which an indemnified party is entitled under this Section 5 is for any reason unavailable to or insufficient although applicable in accordance with its terms to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative fault of the Company on the one hand and the Holders of the Registrable Securities on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder of the Registrable Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(d). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 5(d) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any


                                      13.

governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission to alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         For purposes of this Section 5(d), each person, if any, who controls any Holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled, compromised, or with respect to which the party requesting contribution consented to the entry of a judgment, without such party's written consent, which consent shall not be unreasonably withheld or delayed.

                  (e) The Company may require as a condition to including the Registrable Securities in the Registration Statement, and to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking from the Holder and such underwriter to comply with the provisions of this Section 5.

                  (f) The agreements contained in this Section 5 shall survive the transfer or sale of the Registrable Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         SECTION 6.        INFORMATION REQUIREMENTS.

                  (a) The Company agrees that, if at any time until the Registrable Securities cease to be Registrable Securities the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and use reasonable efforts to take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act (or any similar rule or regulation hereafter adopted by the SEC) and customarily taken in connection with sales pursuant to such exemptions, including, without limitation, making available adequate current public information within the meaning of paragraph (c)(2) of Rule 144 and delivering the information required by paragraph


                                      14.

(d) of Rule 144A. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

                  (b) The Company shall file reports required to be filed by it under the Exchange Act and the New York Stock Exchange or any other securities exchanges on which the Common Stock is listed.

         SECTION 7. UNDERWRITTEN REGISTRATION. The Required Holders may elect to sell any Registrable Securities in an underwritten offering; provided that (a) the investment banker or investment bankers and manager or managers that will administer the offering will be investment bankers of recognized national standing selected by the Required Holders, subject to the consent of the Company (which will not be unreasonably withheld or delayed); and (b) the Company shall not be required to agree to more than one (1) underwritten offering per year and five (5) underwritten offerings in the aggregate (it being understood that any underwritten offering commenced but not completed due to a suspension of sales by the Company pursuant to Section 2(e) hereof shall not be counted towards such limits on underwritten offerings). No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the Required Holders; and
(ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required under the terms of such underwriting arrangements. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated on a pro rata basis.

         SECTION 8.        MISCELLANEOUS.

                  (a) OTHER REGISTRATION RIGHTS. The Company may in the future grant registration rights that would permit any person that is a third party the right to piggy-back on the Registration Statement; provided, however, that if the managing underwriter, if any, of such offering notifies the Holders that the total amount of Registrable Securities which they and the holders of such piggy-back rights intend to include in the Registration Statement is so large as to materially adversely affect the success of such offering (including the price at which such securities can be sold), then only the amount, the number or kind of securities offered for the account of holders of such piggy-back rights will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number or kind recommended by the managing underwriter and the amount of Registrable Securities to be included shall not be reduced.

                  (b) NO INCONSISTENT AGREEMENTS. The Company has not entered and shall not enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                  (c) NO ADVERSE ACTION AFFECTING THE REGISTRABLE SECURITIES. The Company will not take any action with respect to the Registrable Securities which would adversely affect


                                      15.

the ability of any of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

                  (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof, may not be given, without the written consent of the Company and the Required Holders; provided, further, that any amendment, modification, supplement, waiver or consent that would disproportionately affect the rights of any Holder (as compared to the other Holders) shall not be effective against such Holder without such Holder's written consent. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to the Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in interest of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(d), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

                  (e) NOTICES. All notices and other communications provided for herein or permitted hereunder shall be made in writing by hand-delivery, courier guaranteeing overnight delivery, certified first-class mail, return receipt requested, or telecopy and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier,
(iii) one Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

                           (i)      if to a Holder, to the address of such
Holder as it appears in the Notice and Questionnaire, or, if not so specified, in the Common Stock or Warrants register of the Company, as applicable. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

                           (ii)     if to the Company to:

                                    AMERICA WEST HOLDINGS CORPORATION

                                    111 West Rio Salado Parkway
                                    Tempe, AZ 85281
                                    Telephone No.  (480) 693-0800
                                    Facsimile No.  (480) 693-5932
                                    Attention:  Executive Vice President -
                                                Corporate With a copy to:

                                    COOLEY GODWARD LLP
                                    One Maritime Plaza, 20th Floor


                                      16.

                                    San Francisco, CA 94111
                                    Telephone No. (415) 693-2000
                                    Facsimile No. (415) 951-3699
                                    Attention:  Samuel M. Livermore

                           (iii)    If to a Warrant Holder, to the address of
such Warrant Holder set forth on Schedule I.

                  (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each existing and future Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders of a majority in interest of the Registrable Securities, other than by operation of law pursuant to a merger or consolidation to which the Company is a party.

                  (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts by the parties hereto, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                  (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH FEDERAL LAW, IF AND TO THE EXTENT SUCH FEDERAL LAW IS APPLICABLE, AND OTHERWISE THE LAW OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  (i) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  (j) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

                  (k) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties solely with respect to such registration rights.


                                      17.

                  (l) TERMINATION. This Agreement and the obligations of the parties hereunder shall terminate when all of the securities issued or issuable upon exercise of the Warrants cease to be Registrable Securities, except for any liabilities or obligations under Sections 4 or 5 hereof.

                  (m) SPECIFIC PERFORMANCE. The parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party damages would not be an adequate remedy; and (ii) each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity.


                                      18.

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

                                               AMERICA WEST HOLDINGS CORPORATION

                                               By: /s/ Douglas Parker
                                                  ------------------------------
                                                   Name: W. Douglas Parker
                                                   Title: President and Chief
                                                          Executive Officer






                                      19.

WARRANT HOLDER:



The Air Transportation Stabilization Board

By: /s/ Joseph P. Adams
   --------------------------------------------------
   Name: Joseph P. Adams
   Title: Executive Director












                                      20.

                                   SCHEDULE I

                           Schedule of Warrant Holder

AIR TRANSPORTATION STABILIZATION
BOARD
1120 Vermont Avenue, Suite 970
Washington, DC  20005
Attention: Executive Director

WITH A COPY TO

United States Department of the Treasury
1500 Pennsylvania Avenue, N.W.
Washington, D.C.  20220
     Attn:  Deputy Assistant Secretary
     (Government Financial Policy

                                    EXHIBIT A

                        AMERICA WEST HOLDINGS CORPORATION

             FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

         The undersigned beneficial holder of a warrant (the "Warrant") to purchase Class B Common Stock of America West Holdings Corporation ("Holdings") or shares of Class B Common Stock, par value $0.01, of Holdings issuable upon exercise of the Warrant (the "Registrable Securities"), understands that Holdings has filed or intends to file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement (the "Registration Rights Agreement") among Holdings and certain holders of warrants to purchase Class B Common Stock of Holdings named therein.

         A copy of the Registration Rights Agreement is available from Holdings upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement. Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below).

         Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness. Upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of the Shelf Registration Statement, Holdings will, as promptly as practicable, file such amendments to the Shelf Registration Statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Registrable Securities.

         Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.


                                       1.

                                     NOTICE

         The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to Holdings of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

         The undersigned hereby provides the following information to Holdings and represents and warrants that such information is accurate and complete:

                                  QUESTIONNAIRE

1.       (a)      Full Legal Name of Selling Securityholder:

                  ______________________________________________________________

         (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

                  ______________________________________________________________

         (c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

                  ______________________________________________________________


2.       Address for Notices to Selling Securityholder:

________________________________________________________________________________

________________________________________________________________________________

Telephone:______________________________________________________________________

Fax:____________________________________________________________________________

Contact Person:_________________________________________________________________

3.       Beneficial Ownership of Registrable Securities:

         (a) Type and Principal Amount of Registrable Securities beneficially owned:

                  ______________________________________________________________


                                       2.

         (b) CUSIP No(s). of such Registrable Securities beneficially owned:

                  ______________________________________________________________

4.       Beneficial Ownership of Holdings' securities owned by the Selling
         Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of Holdings other than the Registrable Securities listed above in Item (3).

         (a) Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

                  ______________________________________________________________

         (b)      CUSIP No(s). of such Other Securities beneficially owned:

                  ______________________________________________________________

5.       Relationship with Holdings:

Except as set forth below, neither the undersigned nor any of its affiliates, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with Holdings (or their predecessors or affiliates) during the past three years.

State any exceptions here:

________________________________________________________________________________

________________________________________________________________________________

6. Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale,
(ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities, short and deliver


                                       3.

Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

________________________________________________________________________________

________________________________________________________________________________

         The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

         The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

         Pursuant to the Registration Rights Agreement, Holdings has agreed under certain circumstances to indemnify and hold harmless the Selling Securityholders as set forth therein.

         The undersigned hereby agrees that, in connection with any sale of Registrable Securities pursuant to the Shelf Registration Statement, it will comply with the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), and, at the time of any such sale, represents, warrants and agrees that the information regarding the undersigned included in this Notice and Questionnaire, as it may be supplemented shall be accurate and complete in all material respects.

         In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement regarding the undersigned, the undersigned agrees to promptly notify Holdings of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

         By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by Holdings in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

         By signing below, the undersigned agrees that the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by Holdings' respective successors and assigns. This Agreement shall be governed in all respects by the laws of the State of New York.


                                       4.

         IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.



                                                 Dated:

                                                 Beneficial Owner

                                                 By:____________________________
                                                 Name:
                                                 Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO HOLDINGS AS SET FORTH BELOW:



America West Holdings Corporation
111 West Rio Salado Parkway
Tempe, AZ 85281
Attn: ______________
Tel: (480) 693-0800
Fax: (480) 693-5932

with a copy to:

Cooley Godward LLP
One Maritime Plaza
San Francisco, CA 94111
Attn: Samuel M. Livermore
Tel: (415) 693-2113
Fax: (415) 951-3699


                                       5.